EXHIBIT 16.1

April 1, 2005

Securities and Exchange Commission
450 Fifth Street, N.W
Washington, D.C. 20549
Re: Teknowledge Corporation
File No. 0-14793

Dear Sir or Madam:

We have read Item 4.01 of the Form 8-K/A of Teknowledge Corporation dated April 1, 2005, and we agree with the statements concerning our Firm contained therein.

Very truly yours,

/S/ Grant Thornton LLP